EXHIBIT  23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 17, 2003 accompanying the consolidated financial statements of Imaging Technologies Corporation and Subsidiaries, (the "Company") on Form 10-K for the year ended June 30, 2003, which is included in this Registration Statement. We consent to the inclusion of our report in this Registration Statement.

/s/  Pohl,  McNabola,  Berg  and  Company,  LLP

POHL,  MCNABOLA,  BERG  AND  COMPANY,  LLP

San  Francisco,  California
November  12,  2003